Exhibit 99.1

BitMine Immersion (BMNR) Announces ETH Holdings Reach 3.63 Million Tokens, and Total Crypto and Cash Holdings of $11.2 Billion

BitMine now owns 3.0% of the ETH token supply, two-thirds of the way to the ‘Alchemy of 5%’

BitMine Crypto + Cash Holdings + “Moonshots” total $11.2 billion, including 3.63 million ETH tokens, unencumbered cash of $800 million, and other crypto holdings

BitMine will hold its annual shareholders meeting at the Wynn Las Vegas on January 15, 2026

BitMine leads crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of BMNR stock

BitMine is the 50th most traded stock in the US, trading $1.6 billion per day (5-day avg)

BitMine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support BitMine’s goal of acquiring 5% of ETH

LAS VEGAS, November 24, 2025 /PRNewswire/ — (NYSE AMERICAN: BMNR) BitMine Immersion Technologies (“BitMine” or the “Company”) a Bitcoin and Ethereum Network Company with a focus on the accumulation of crypto for long term investment, today announced BitMine crypto + cash + “moonshots” holdings totalling $11.2 billion.

As of November 23th at 7:30pm ET, the Company’s crypto holdings are comprised of 3,629,701 ETH at $2,840 per ETH (Coinbase), 192 Bitcoin (BTC), $38 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and unencumbered cash of $800 million.

“BitMine has now acquired 3% of the Ethereum network. In the past week, BitMine acquired 69,822 ETH tokens. The Made in America Validator Network (MAVAN) will be the ‘best-in-class’ solution offering secure staking infrastructure and will be deployed in early calendar 2026,” said Thomas “Tom” Lee of Fundstrat, Chairman of BitMine.

BitMine crypto holdings reigns as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (MSTR), which owns 649,870 BTC valued at $57 billion. BitMine remains the largest ETH treasury in the world.

“The continued decline in crypto prices in the past week reflects the impaired liquidity since October 10th, as well as price technicals, which remain weak. A few weeks ago, we noted the likely downside for ETH prices would be around $2,500 and current ETH prices are basically there. This implies asymmetric risk/reward as the downside is 5% to 7%, while the upside is the supercycle ahead for Ethereum.”

The GENIUS Act and SEC’s Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

BitMine is now one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $1.6 billion (5-day average, as of Nov 21, 2025), ranking #50 in the US, behind Mastercard (rank #49) and ahead of Palo Alto Networks Inc (rank #51) among 5,704 US-listed stocks (statista.com and Fundstrat research).

BitMine will hold its annual shareholders meeting at the Wynn Las Vegas on January 15, 2026.

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://bitminetech.io/investor-relations/

The Chairman’s message can be found here: https://www.bitminetech.io/chairmans-message

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.

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Marcy Simon

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